Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD SECOND QUARTER 2014 RESULTS

Lake Forest, IL, July 21, 2014 – Packaging Corporation of America (NYSE: PKG) today reported second quarter net income of $100 million, or $1.01 per share. Second quarter net income included after-tax charges for the Boise integration and DeRidder mill restructuring of $14 million, or $0.15 per share, including cash charges of $2 million, or $0.03 per share, and non-cash charges of $12 million, or $0.12 per share. Excluding special items, second quarter 2014 net income was $114 million, or $1.16 per share, compared to second quarter 2013 net income of $71 million, or $0.73 per share, and first quarter 2014 net income of $106 million, or $1.08 per share. Details of special items are shown in the schedules included with this press release. Second quarter net sales were $1,468 million compared to second quarter 2013 net sales of $800 million and first quarter 2014 net sales of $1,431 million.

Excluding special items, the $0.08 per share increase in second quarter 2014 earnings, compared to first quarter 2014 earnings, was driven by increased sales volume ($0.07), lower energy costs ($0.07) and improved prices and mix ($0.05), partially offset by higher annual outage repair costs ($0.04), a higher tax rate ($0.02), increased depreciation expense ($0.02) and higher inventory consumption costs from extreme weather that were capitalized in inventory in the first quarter ($0.03).

In the packaging segment, EBITDA in the second quarter of 2014, excluding special items, was $259 million on sales of $1,145 million. Corrugated products shipments were up 4.8% compared to the first quarter, and excluding Boise, PCA shipments were up 5.5% in total and 3.8% per workday compared to the second quarter last year. With strong internal demand, PCA reduced its outside sales of containerboard by 8,000 tons compared to last year’s second quarter. Containerboard production was 846,000 tons, up 25,000 tons compared to the first quarter of this year.

In the paper segment, EBITDA in the second quarter of 2014, excluding special items, was $45 million on sales of $295 million. Office paper shipments were down 2%, or 4,000 tons, compared to last year’s second quarter, and printing and converting and pressure sensitive paper shipments decreased by 26,000 tons as a result of the fourth quarter 2013 paper machine closures at the International Falls, Minnesota mill.

Commenting on reported results, Mark W. Kowlzan, Chief Executive Officer of PCA, said “We had an outstanding quarter driven by strong corrugated products volume, higher prices and lower costs. We also successfully completed annual maintenance outages at three of our mills. Synergy realization from the Boise acquisition at both our mills and box plants was also ahead of our projections as we continued to implement a broad range of actions to improve productivity and reduce costs. While office papers volume declined slightly, our overall paper segment EBITDA margins improved to over 15%.”

“Looking ahead to the third quarter, we expect higher sales volumes and lower operating costs from both higher synergies and less scheduled annual mill maintenance downtime. These items will be partially offset by higher amortization of annual outage repair costs, higher electricity prices, higher freight and chemical costs, and increased depreciation expense. Considering these items, we expect third quarter earnings of $1.25 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 100 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2014 Earnings
Conference Call

WHEN:	Tuesday, July 22, 2014
10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	July 22, 2014 1:00 p.m. Eastern Time through
August 5, 2014 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 72944637

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended						Six Months Ended
	June 30				March 31,		June 30
	2014 (1)		2013 (2)		2014 (1)		2014 (1)		2013 (2)
Net sales	$1,468.4		$800.2		$1,431.3		$2,899.7		$1,555.4
Cost of sales	(1,157.6)	(3)	(605.0)		(1,129.9)	(3)	(2,287.5)	(3)	(1,174.9)
Gross profit	310.8		195.2		301.4		612.2		380.5
Selling, general, and administrative expenses	(122.9)		(74.2)		(116.5)		(239.3)		(149.5)
Other expense, net	(7.7)	(4)	(10.8)	(5)	(24.0)	(4)	(31.7)	(4)	(14.8)	(5)
Income from operations	180.2		110.2		160.9		341.2		216.2
Interest expense, net	(21.4)		(9.2)		(20.8)		(42.2)		(18.5)
Income before taxes	158.8		101.0		140.1		299.0		197.7
Provision for income taxes	(59.2)		(34.7)		(50.0)		(109.4)		(69.2)
Net income	$99.6		$66.3		$90.1		$189.6		$128.5
Earnings per share:
Basic	$1.01		$0.69		$0.92		$1.93		$1.33
Diluted	$1.01		$0.68		$0.92		$1.93		$1.32
Supplemental financial information:
Capital spending	$97.3		$53.6		$50.9		$148.2		$80.9
Cash balance	$162.0		$370.1		$185.7		$162.0		$370.1
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)
Effective January 1, 2014, the Company elected to change its method of accounting for inventories from lower of cost, as determined by the LIFO method, or market, to lower of cost, as determined by the average cost method, or market. The Company has applied this change in method of inventory costing retrospectively to all prior periods presented herein in accordance with US generally accepted accounting principles relating to accounting changes. For more information, see Note 2, Change in Accounting Principle; Inventories, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements to be included in our Quarterly Report on Form 10-Q for the period ended June 30, 2014, which we plan to file on or about August 8, 2014.

(3)
In March 2014, we announced our plan to restructure the DeRidder, Louisiana, mill and convert the Number 3 newsprint machine (D3) to a lightweight linerboard and corrugated medium machine. The three and six months ended June 30, 2014, include $17.8 million and $21.8 million, respectively, and the three months ended March 31, 2014, includes $4.0 million, of restructuring charges, primarily related to accelerated depreciation.

(4)
The three and six months ended June 30, 2014, include $4.9 million and $9.0 million, respectively, and the three months ended March 31, 2014, includes $4.1 million, of Boise acquisition integration-related and other costs. These costs relate primarily to conforming Boise's accounting policies with PCA, as well as employee-related and other costs. The three months ended March 31, 2014, and the six months ended June 30, 2014, include $17.6 million of costs for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit.

(5)
The three and six months ended June 30, 2013, both include $7.8 million of non-cash pension curtailment charges related to pension plan changes in which certain hourly corrugated plant employees transitioned from a defined benefit pension plan to a defined contribution (401k) plan.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Segment sales (3)
Packaging	$1,145.2	$800.2	$1,097.4	$2,242.6	$1,555.4
Paper	295.2	—	309.3	604.5	—
Intersegment eliminations and other	28.0	—	24.6	52.6	—
	$1,468.4	$800.2	$1,431.3	$2,899.7	$1,555.4

Segment income (loss) (3)
Packaging	$166.4	$122.3	$170.7	$337.1	$240.2
Paper	33.6	—	27.7	61.3	—
Corporate and Other	(19.8)	(12.1)	(37.5)	(57.2)	(24.0)
Income from operations	180.2	110.2	160.9	341.2	216.2
Interest expense, net	(21.4)	(9.2)	(20.8)	(42.2)	(18.5)
Income before taxes	$158.8	$101.0	$140.1	$299.0	$197.7

Segment income (loss) excluding special items (3)(4)
Packaging	$188.6	$130.1	$174.7	$363.3	$248.0
Paper	32.6	—	28.4	60.9	—
Corporate and Other	(18.3)	(12.1)	(16.5)	(34.6)	(24.0)
	$202.9	$118.0	$186.6	$389.6	$224.0

EBITDA (3)(4)
Packaging	$253.8	$165.0	$240.3	$494.0	$325.2
Paper	45.9	—	39.7	85.6	—
Corporate and Other	(17.9)	(11.7)	(35.7)	(53.4)	(23.3)
	$281.8	$153.3	$244.3	$526.2	$301.9

EBITDA excluding special items (3)(4)
Packaging	$258.8	$172.8	$244.3	$503.0	$333.0
Paper	44.9	—	40.4	85.2	—
Corporate and Other	(16.4)	(11.7)	(14.7)	(30.8)	(23.3)
	$287.3	$161.1	$270.0	$557.4	$309.7
____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)
Prior to the acquisition of Boise in fourth quarter 2013, we reported our results in one reportable segment. After the acquisition, we began reporting our business in three reportable segments: Packaging, Paper, and Corporate and Other. These segments represent distinct businesses that we manage separately because of differing products and services. In accordance with Accounting Standards Codification 280, "Segment Reporting," we recast prior period segment information to conform with current period information. For more information, see Note 19, Segment Information, of the Notes to Consolidated Financial Statements in our 2013 Form 10-K.

(4)
Income from operations excluding special items, segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Packaging
Segment income (3)	$166.4	$122.3	$170.7	$337.1	$240.2
DeRidder restructuring	17.8	—	4.0	21.8	—
Integration-related and other costs	4.4	—	—	4.4	—
Pension curtailment charge	—	7.8	—	—	7.8
Segment income excluding special items (4)	$188.6	$130.1	$174.7	$363.3	$248.0

Paper
Segment income (3)	$33.6	$—	$27.7	$61.3	$—
Integration-related and other costs	(1.0)	—	0.7	(0.4)	—
Segment income excluding special items (4)	$32.6	$—	$28.4	$60.9	$—

Corporate and Other
Segment loss (3)	$(19.8)	$(12.1)	$(37.5)	$(57.2)	$(24.0)
Integration-related and other costs	1.5	—	3.4	5.0	—
Class action lawsuit settlement	—	—	17.6	17.6	—
Segment loss excluding special items (4)	$(18.3)	$(12.1)	$(16.5)	$(34.6)	$(24.0)

Income from operations	$180.2	$110.2	$160.9	$341.2	$216.2

Income from operations, excluding special items (4)	$202.9	$118.0	$186.6	$389.6	$224.0
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 2, for a discussion of our segment reporting.

(4)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended June 30				Three Months Ended
	2014 (2)		2013 (3)		March 31, 2014 (2)
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$99.6	$1.01	$66.3	$0.68	$90.1	$0.92
Special items (4):
DeRidder restructuring	11.2	0.12	—	—	2.6	0.02
Integration-related and other costs	3.0	0.03	—	—	2.6	0.03
Class action lawsuit settlement	—	—	—	—	11.2	0.11
Pension curtailment charges	—	—	5.0	0.05	—	—
Total special items	14.2	0.15	5.0	0.05	16.4	0.16
Excluding special items	$113.8	$1.16	$71.3	$0.73	$106.5	$1.08

	Six Months Ended June 30
	2014 (2)		2013 (3)
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$189.6	$1.93	$128.5	$1.32
Special items (4):
DeRidder restructuring	13.8	0.14	—	—
Integration-related and other costs	5.7	0.06	—	—
Class action lawsuit settlement	11.2	0.11	—	—
Pension curtailment charges	—	—	5.0	0.05
Total special items	30.7	0.31	5.0	0.05
Excluding special items	$220.3	$2.24	$133.5	$1.37
 ____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(3)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(4)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page one and our Quarterly Report on Form 10-Q for the period ended June 30, 2014, which we plan to file on or about August 8, 2014.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Net income	$99.6	$66.3	$90.1	$189.6	$128.5
Interest expense, net	21.4	9.2	20.8	42.2	18.5
Provision for income taxes	59.2	34.7	50.0	109.4	69.2
Depreciation, amortization, and depletion	101.6	43.1	83.4	185.0	85.7
EBITDA (3)	$281.8	$153.3	$244.3	$526.2	$301.9
Special items:
DeRidder restructuring	$0.6	$—	$4.0	$4.6	$—
Integration-related and other costs	4.9	—	4.1	9.0	—
Class action lawsuit settlement	—	—	17.6	17.6	—
Pension curtailment charges	—	7.8	—	—	7.8
EBITDA excluding special items (3)	$287.3	$161.1	$270.0	$557.4	$309.7
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended			Six Months Ended
	June 30		March 31,	June 30
	2014 (1)	2013 (2)	2014 (1)	2014 (1)	2013 (2)
Packaging
Segment income	$166.4	$122.3	$170.7	$337.1	$240.2
Depreciation, amortization, and depletion	87.4	42.7	69.6	156.9	85.0
EBITDA (3)	253.8	165.0	240.3	494.0	325.2
DeRidder restructuring	0.6	—	4.0	4.6	—
Integration-related and other costs	4.4	—	—	4.4	—
Pension curtailment charges	—	7.8	—	—	7.8
EBITDA excluding special items (3)	$258.8	$172.8	$244.3	$503.0	$333.0

Paper
Segment income	$33.6	$—	$27.7	$61.3	$—
Depreciation, amortization, and depletion	12.3	—	12.0	24.3	—
EBITDA (3)	45.9	—	39.7	85.6	—
Integration-related and other costs	(1.0)	—	0.7	(0.4)	—
EBITDA excluding special items (3)	$44.9	$—	$40.4	$85.2	$—

Corporate and Other
Segment loss	$(19.8)	$(12.1)	$(37.5)	$(57.2)	$(24.0)
Depreciation, amortization, and depletion	1.9	0.4	1.8	3.8	0.7
EBITDA (3)	(17.9)	(11.7)	(35.7)	(53.4)	(23.3)
Integration-related and other costs	1.5	—	3.4	5.0	—
Class action lawsuit settlement	—	—	17.6	17.6	—
EBITDA excluding special items (3)	$(16.4)	$(11.7)	$(14.7)	$(30.8)	$(23.3)

EBITDA (3)	$281.8	$153.3	$244.3	$526.2	$301.9

EBITDA excluding special items (3)	$287.3	$161.1	$270.0	$557.4	$309.7
 ____________

(1)	On October 25, 2013, we acquired Boise, Inc. (Boise). The 2014 results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.